UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c)§240.14a-12

FRED’S, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
For Annual Meeting of Shareholders, June 20, 2007
Voting Securities
Ownership of Common Stock
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO FRED’S BOARD OF DIRECTORS
Compensation Discussion and Analysis
PROPOSAL 2 — APPROVE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007
PROPOSAL 3 — SHAREHOLDER PROPOSAL REGARDING VENDOR CODE OF CONDUCT
OTHER BUSINESS
SHAREHOLDER PROPOSALS
SOLICITATION OF PROXIES AND COST THEREOF

FRED’S, INC.
4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on Wednesday, June 20, 2007

TO THE SHAREHOLDERS OF FRED’S, INC.:
     Notice is hereby given that the Annual Meeting of Shareholders of Fred’s, Inc. (the “Company” or “Fred’s”) will be held at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, on Wednesday, June 20, 2007, at 5:00 p.m., Eastern Daylight Time, for the following purposes:
1.	To elect the Company’s Board of Directors;

2.	To approve the designation of BDO Seidman, LLP as our independent registered public accounting firm of the Company, as described in the Proxy Statement;

3.	To consider and vote on a shareholder proposal, as described in the Proxy Statement; and

4.	To consider and act upon any other matters which properly come before the Annual Meeting or any adjournment of the meeting.
     The accompanying Proxy Statement contains further information with respect to these matters.
     Only shareholders of record at the close of business on April 27, 2007, will be entitled to vote at the meeting or any adjournment thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By order of the Board of Directors,

Charles S. Vail
Secretary
May 31, 2007

FRED’S, INC.
4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

PROXY STATEMENT

For Annual Meeting of Shareholders, June 20, 2007
     The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Fred’s, Inc. (the “Company” or “Fred’s”) to be voted at the Annual Meeting of Shareholders to be held on June 20, 2007, at 5:00 p.m., Eastern Daylight Time, at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, or any adjournment thereof (the “Annual Meeting”). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock (“Common Stock”) will be necessary to constitute a quorum.
     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR Proposals 1 and 2 and AGAINST Proposal 3. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.
     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.
     A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 31, 2007.
Voting Securities
     Only shareholders of record at the close of business on April 27, 2007, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 40,067,518 shares of Common Stock. All references to shares and share prices reflect the stock split effected on July 1, 2003. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to specified shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. The election of the Company’s Board of Directors and the designation of BDO Seidman, LLP as our independent registered public accounting firm will be approved if the votes cast favoring the action exceed the votes cast opposing the action. The Shareholder proposal will be rejected if the votes cast against the action exceed the votes cast favoring the action. Abstentions and broker non-votes have no effect on the vote for the election of Directors and the designation of BDO Seidman, LLP as independent registered public accounting firm of Fred’s or the Shareholder proposal.

Ownership of Common Stock
by Directors,
Officers and Certain Beneficial Owners
     The following table sets forth the Common Stock beneficial ownership known to the Company as of April 27, 2007, by (i) beneficial owners of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of Fred’s as a group.

	Shares of Common Stock Beneficially Owned(1)
	Number of Shares
Beneficial Owner	Options(3)	Total(4)	Percent(2)
Dimensional Fund Advisors LP (5)	—	3,189,494	7.9

Michael J. Hayes (6)	17,744	2,579,985	6.4

John R. Eisenman	15,750	26,294	*

Roger T. Knox	15,750	37,830	*

John D. Reier	24,284	108,587	*

Thomas H. Tashjian	15,750	310,359	*

B. Mary McNabb	9,000	9,000	*

Michael T. McMillan	5,500	5,500	*

Jerry A. Shore	11,000	57,130	*

James Fennema	5,559	28,659	*

Dennis K. Curtis	7,060	27,765	*

All Directors and Executive Officers As a Group (14 persons)	149,782	3,273,982	8.1

*	Less than 1%

(1)	As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. The address for all except Dimensional Fund Advisors LP is 4300 New Getwell Rd., Memphis, TN 38118. The address of Dimensional Fund Advisors LP is 1299 Ocean Ave., Santa Monica, CA 90401-1005

(2)	Based on 40,471,957 shares, which consists of the total outstanding shares of Common Stock as of April 27, 2007, (40,067,518) and options (404,439) exercisable within sixty (60) days of April 27, 2007.

(3)	Represents stock options that are exercisable within sixty (60) days of April 27, 2007.

(4)	Includes stock options that are exercisable by beneficial owners within sixty (60) days of April 27, 2007.

(5)	This information is based on Schedule 13G filed on February 1, 2007, by Dimensional Fund Advisors LP which reported that as of December 31, 2006, it had sole power to vote or direct the vote of 3,189,494 shares and sole power to dispose of or direct the disposition of 3,189,494 shares.

(6)	Includes 159,018 shares owned by Mr. Hayes’ wife and 56,832 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

PROPOSAL 1 — ELECTION OF DIRECTORS
     Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected and qualified. The Board of Directors proposes the election of the following nominees:

Nominee	Age	Title
Michael J. Hayes	65	Chairman and Chief Executive Officer
John R. Eisenman	65	Director
Roger T. Knox	69	Director
John D. Reier	67	Director and President
Thomas H. Tashjian	52	Director
B. Mary McNabb	58	Director
Michael T. McMillan	48	Director
Principal Occupation, Business, and Directorships
     Michael J. Hayes was elected a Director of the Company in January 1987 and was named Chairman of the Board in November 2001. Mr. Hayes has been Chief Executive Officer since October 1989 and served as a Managing Director of the Company from 1989 to 2002 when that position was eliminated. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President — Corporate Finance and Financial Services.
     John R. Eisenman is involved in real estate investment and development located in Greensboro, North Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally’s, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company’s initial public offering in March 1992.
     Roger T. Knox is President Emeritus of the Memphis Zoological Society and was its President and Chief Executive Officer from January 1989 through March 2003. Mr. Knox was the President and Chief Operating Officer of Goldsmith’s Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1987 and its Chairman of the Board and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley’s Department Stores in Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company’s initial public offering in March 1992. Additionally, Mr. Knox is a Director of Hancock Fabrics, Inc.
     John D. Reier is President and a Director. Mr. Reier joined the Company in May 1999 as President and was elected a Director of the Company in August 2001. Prior to joining the Company, Mr. Reier was President and Chief Executive Officer of Sunny’s Great Outdoors Stores, Inc. from 1997 to 1999, and was President, Chief Operating Officer, Senior Vice President of Merchandising, and General Merchandise Manager at Family Dollar Stores, Inc. from 1987 to 1997.
     Thomas H. Tashjian was elected a Director of the Company in March 2001. Mr. Tashjian is a private investor. Previously, he served as a Managing Director and Consumer Group Leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian’s earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target Corporation, and in the restaurant business at Noble Roman’s.
     B. Mary McNabb was elected a Director of the Company in April 2005. She currently serves as Chief Executive Officer for Kid’s Outlet, California. Previously, she served as Executive Vice President and a Director of The Mowbray Group, a California-based retail consulting firm that specializes in problem-solving, cost reductions, importing, and retail management. She also has served as a member of the Board of Directors of C-ME (Cyber Merchants Exchange), a public company, and now as an advisor to that board is involved in the development of the company’s ASAP Trade Show. McNabb was formerly Executive Vice President of merchandising and marketing for Factory 2-U, Vice President of sourcing for S-Q of California, and West Coast Manager/Buyer for One Price Clothing, Inc.

     Michael T. McMillan was elected a Director of the Company in February 2007. Mr. McMillan currently serves as Director of Sales Operations for Pepsi-Cola North America, a Division of PepsiCo, where he has spent the last 22 years in various roles including marketing, sales, franchise development, and general management of its bottling operations.
     If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by Fred’s Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. Fred’s has no reason to believe that any nominee will be unable to serve as a director.
     Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, the Company encourages all of its directors to attend. All directors (including Gerald E. Thompson, but not Michael T. McMillan) attended the 2006 Annual Meeting of Shareholders.
     For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of April 27, 2007, see “Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners.” There are no family relationships between any directors or executive officers of Fred’s.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES TO FRED’S BOARD OF DIRECTORS.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of reports of beneficial ownership of Fred’s Common Stock and written representations furnished to Fred’s by its officers, directors and principal shareholders, Fred’s is not aware of any such reporting person who or which failed to file with the Securities and Exchange Commission (the “Commission”) on a timely basis any required reports of changes in beneficial ownership during fiscal year 2006 except as to incentive stock option grants (which were reported when the option was executed by the grantee, not when granted) and in the following instances of untimely reporting: Jerry Shore as to withholding of restricted shares on April 18, 2006, and John Carter as to cancellation of options after his termination date October 6, 2005.
Board of Directors
     During the last fiscal year, Fred’s Board of Directors held seven meetings. Michael J. Hayes, John R. Eisenman, Roger T. Knox, John D. Reier, Thomas H. Tashjian, B. Mary McNabb, and Gerald E. Thompson attended all of the Board meetings and the prior year’s annual meeting. Mr. Hayes is Chairman of the Board of Directors. Non-employee Directors of Fred’s are paid for their services as such $22,260 per year plus reasonable expenses for meeting attendance, and are granted stock options from time to time. John R. Eisenman, Roger T. Knox, Thomas H. Tashjian, and B. Mary McNabb were considered independent as defined in the listing standards of the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) as of the end of fiscal 2006. Mr. Thompson resigned as a Director on February 3, 2007, and is now serving as Executive Vice President and Chief Operating Officer of the Company. Michael T. McMillan was elected a Director effective February 4, 2007. Mr. McMillan is considered independent as defined by NASDAQ listing standards.
     The Board of Directors has a process for shareholders to send communications to the Board. Shareholders may send communications to our Board by sending a letter to: Board of Directors, Fred’s Inc., c/o General Counsel, 4300 New Getwell Rd., Memphis, TN 38118. All communication will be reviewed by our Legal Department and forwarded to the Board of Directors on a quarterly basis, unless requested by the Board on a more frequent basis. Shareholder communications will be treated confidentially, subject to applicable laws, regulations or legal proceedings, if so marked on the envelope or in the communication.
Corporate Governance
     The Board of Directors believes the Company has observed sound corporate governance practices in the past. However, following enactment of the Sarbanes-Oxley Act of 2002 and the adoption of new rules and regulations by the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission, the Company, like many public companies, has addressed the changing governance environment by reviewing its policies and procedures and, where appropriate, adopting new practices. The Company’s practice in this area are governed by the formal written charter of the Nominating and Governance Committee.
     The Company has a code of ethics that applies to all of its directors, officers (including its Chief Executive Officer, President, Chief Financial Officer, Chief Information Officer, Senior Vice President of Finance, Controller and any person performing similar functions) and employees. Also, the Company has a vendor code of conduct that applies to its vendors.
     The Company’s code of ethics, vendor code of conduct, and all of the current board committee charters are available on the Company’s website, and can be found under the Investor Relations and Governance links. The Company’s website is www.fredsinc.com. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Audit Committee
     The Audit Committee of the Board of Directors, which is comprised of John R. Eisenman, Chairman of the Committee, Roger T. Knox, Thomas H. Tashjian, and B. Mary McNabb, met five times during the last fiscal year. Members Eisenman, Knox, Tashjian, and McNabb attended all of the Committee meetings. Gerald E. Thompson served on the Committee until he resigned on September 6, 2006. Mr. Thompson attended three meetings during the fiscal year. Each of the members of the Audit Committee is an independent director as defined in the NASDAQ listing standards. Audit Committee members are paid for their services $4,000 per year for Mr. Eisenman, Chairman and $2,400 per year for members Knox, Tashjian, and McNabb, plus reasonable expenses for meeting attendance. Michael T. McMillan was elected an Audit Committee member effective February 4, 2007. Mr. McMillan is considered independent as defined by NASDAQ listing standards.
     The Audit Committee is responsible for the engagement of the independent registered public accounting firm; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and reviewing the Company’s auditing, accounting, and financial reporting processes generally.
     Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for conducting and reporting on the audit of the Company’s financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards. The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Appendix B to the Company’s 2004 Proxy Statement. The Board of Directors has determined that Mr. Tashjian meets the Commission’s definition of audit committee financial expert.
Audit Committee Report
     In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company’s audited financial statements for 2006 with management of the Company. BDO Seidman, LLP, the Company’s independent registered public auditing firm, is responsible for performing independent audits of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees” as amended, the Sarbanes-Oxley Act of 2002, and other matters required by the Audit Committee’s charter. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and has discussed with BDO Seidman, LLP their independence, including consideration of whether the payment to BDO Seidman, LLP of audit related, tax, and permissible non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and BDO Seidman, LLP, the Audit Committee has recommended to the Board of Directors that Fred’s, Inc. audited financial statements for fiscal 2006 be included in the 2006 Annual Report on Form 10-K for filing with the Securities and Exchange Commission, and that BDO Seidman, LLP be considered for selection as the Company’s independent registered public accounting firm for 2007.

     The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that BDO Seidman, LLP is in fact independent.
John R. Eisenman
Roger T. Knox
Thomas H. Tashjian
B. Mary McNabb
Gerald E. Thompson (until September 6, 2006)
Michael T. McMillan
Nominating and Governance Committee
     The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”), which met two times during the Company’s latest fiscal year, recommends nominees for election to the Board by the shareholders at the annual meeting and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating and Governance Committee is comprised of Thomas H. Tashjian, Chairman of the Committee, John R. Eisenman, Roger T. Knox, and B. Mary McNabb, all of whom meet the independence requirements of NASDAQ listing standards. Gerald E. Thompson served on the Committee until he resigned on September 6, 2006. Mr. Thompson attended one meeting during the fiscal year. Nominating and Governance Committee members are paid for their services $3,000 per year for Mr. Tashjian, and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. Michael T. McMillan was elected a Nominating and Governance Committee member effective February 4, 2007. Mr. McMillan is considered independent as defined by NASDAQ listing standards.
     The Nominating and Governance Committee identifies candidates for nominees based upon both its criteria for evaluation and the candidate’s previous service on the Board. Additionally, the Nominating and Governance Committee may use the services of a search company in identifying nominees. Although the Nominating and Governance Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:
•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the retail industry, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its shareholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	independence requirements of NASDAQ listing standards;

•	potential conflicts of interest with the Company or its shareholders taken as a whole; and

•	accomplishment within the candidate’s own field.
     The Nominating and Governance Committee has adopted a policy with regard to considering a shareholder’s nominee. To submit a nominee for consideration, a shareholder must provide the Nominating and Governance Committee:
•	proof of the shareholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Securities Exchange Act of 1934, as amended;

•	a complete description of the candidate’s qualifications, experience and background; and

•	the candidate’s signed consent to serve on the Board.

     In general, the Nominating and Governance Committee will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder’s candidate, the Nominating and Governance Committee may also:
•	consider whether the shareholder candidate will significantly add to the range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate; and

•	interview the candidate or ask the candidate for additional information.
     The Nominating and Governance Committee has full discretion not to include a shareholder’s candidate in its recommendation of nominees to the Board. If the Nominating and Governance Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decision.
Compensation Committee
     The Compensation Committee reviews and approves the salaries and cash incentive compensation of executive officers and recommends the grants of stock-based incentive compensation under Fred’s long-term incentive plan. The Compensation Committee, which is comprised of B. Mary McNabb, Chairperson of the Committee, John R. Eisenman, Thomas H. Tashjian, and Roger T. Knox, met two times during the last fiscal year. Members Eisenman, Knox, Tashjian, and McNabb attended the Committee meetings. Gerald E. Thompson served on the Committee until he resigned on September 6, 2006. Mr. Thompson attended one meeting during the fiscal year. Compensation Committee members are paid for their services $1,500 per year for Ms. McNabb, Chairperson and $750 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee. During the year, Mr. Knox resigned as Committee Chairman, but continues to serve on the Committee. Ms. McNabb was elected Committee Chairperson. Michael T. McMillan was elected a Compensation Committee member effective February 4, 2007. Mr. McMillan is considered independent as defined by NASDAQ listing standards.
Transactions with Related Persons and the Company’s Approval Policy
Last fiscal year, there were no transactions that required disclosure under Item 404(a) of Regulation S-K. Any future transactions that may arise will be reviewed and approved by the Committee and Board of Directors.
Compensation Discussion and Analysis
Introduction
     This section of the Proxy Statement details the compensation plans for our executive team. In it we describe our compensation philosophy, policies and practices as they relate to our management team and especially to our chief executive officer (CEO), chief financial officer (CFO) and the other three most highly compensated executive officers (collectively, the “Named Executive Officers”). The Named Executive Officers for 2006 include: Michael J. Hayes (CEO), John D. Reier (President), Jerry A. Shore (CFO), James R. Fennema (Chief Merchandising Officer), and Dennis K. Curtis (EVP Store Operations)
     Changes to executive compensation as well as general guidelines for other employees are considered and approved by the Compensation Committee of the Company. The Compensation Committee consists of all five of the non-employee directors. Ms. B. Mary McNabb chairs the committee. The Committee met two times during 2006 to consider the compensation plan as well as option and restricted stock grant recommendations.
Objective
     It is the philosophy of Fred’s that executive compensation be linked to corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:
•	Provide a competitive total compensation package that enables Fred’s to attract and retain key executives.

•	Integrate all pay programs with Fred’s annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

•	Provide variable compensation opportunities that are linked with the performance of Fred’s and that align executive remuneration with the interests of shareholders.

Role of Compensation Committee
     The Compensation Committee is responsible for evaluating and monitoring adherence to the compensation philosophy of the Company. They are responsible for balancing the financial requirements of the Company with the need to attract and retain high caliber individuals for key roles within the Company.
     After its review of all relevant programs, the Committee continues to believe that the total compensation program for executives of Fred’s is competitive with the compensation programs provided by other companies with which Fred’s competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of Fred’s. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of Fred’s shareholders.
Executive Compensation Philosophy
     The Compensation committee is charged with the oversight of the company’s executive compensation strategy and practices. In 2000, the Company engaged the Centre Group, an independent consulting firm, for the purpose of evaluating the annual review process. They provided a standardized structure for salary performance reviews, tailoring reviews to be more pertinent to the job function. In 2004, The Hay Group was appointed as an independent consultant to define and add structure to the review process. The evaluation consisted of interviews with key employees to determine the job responsibilities, skill level requirements and importance of the function within the organization.
Employment Agreements
     We have entered into employment agreements with Michael J. Hayes and John D. Reier, which became effective as of April 30, 2003.
     Michael J. Hayes. Mr. Hayes’ employment agreement provides that we will employ him for an initial term of two years commencing on May 1, 2003, which automatically extends daily. Mr. Hayes has agreed not to compete with us for a period of six months after any termination. The agreement provides that we will pay Mr. Hayes an annual salary of up to $250,000 and that he will participate in any bonus plan of the Company. The Compensation Committee shall annually review his salary and bonus. We may terminate Mr. Hayes’ employment with or without cause. However, if we terminate this agreement other than for cause, he will receive continued payment of his most recent salary and other Company-provided benefits (including a monthly allowance of $6,000 to defray costs of an office and assistant) for three years from the effective date of the termination. That period shall be reduced by one-half in the event that Mr. Hayes is terminated for cause. Upon Mr. Hayes’ death or retirement, his compensation will be paid through the date of the respective event. Regardless of the reason for termination, we will provide health and dental benefits for the remainder of Mr. and Mrs. Hayes’ lives.
     John D. Reier. Mr. Reier’s employment agreement provides that we will employ him for a period of two years commencing on May 1, 2003 with automatic employment extensions, the latest which expires in May 2008. The agreement provides that we will pay Mr. Reier an annual salary of $250,000 and that he will participate in any bonus plan of the Company. The Compensation Committee shall annually review his salary and bonus. We may terminate Mr. Reier’s employment with or without cause. However, if we terminate this agreement other than for cause, he will receive continued payment of his most recent salary and other Company-provided benefits for one year. Mr. Reier has agreed not to compete with us for a period of one year following the conclusion of the employment agreement. In addition, if we terminate Mr. Reier’s employment without cause, we will provide health and dental benefits for Mr. and Mrs. Reier for five years.
Perquisites and Other Personal Benefits
     Other than the following item discussed, the Company does not provide perquisites or other personal benefits for its executive officers. Mr. Hayes is permitted to use the Company plane for personal use, but has done so infrequently and not at all during 2006. The value of past usage was recorded as a taxable item in the year in which it occurred.

Employee Compensation Components
     The Company believes that pairing the attainment of Company objectives with executive compensation results in both long and short term improvement in the Company’s ultimate earnings performance. Employee incentives of bonus and stock awards are predicated upon achieving both employee goals and Company goals. Base salary and bonus are geared to near term performance, whereas stock awards blend near-term performance with longer-term earnings that result in share price growth.
Base Salary
     Base pay levels are largely determined through comparisons with other retailing companies. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and job market considerations. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2006 for the other Named Executives Officers, based on performance and competitive considerations, and the Committee considered those recommendations in making its determination.
     In general, the Committee believes that base salary should make up approximately 55% to 65% of the compensation package for its executives.
Incentive Compensation
     Fred’s officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of a specified level of operating profit for each fiscal year. Bonuses were not awarded for 2002 through 2005 fiscal years due to non-attainment of the required operating profit. The plan objective for corporate executives was modified for 2006 to include a component for individual goals in addition to the previous objective of the attainment of financial objectives of the Company that the Committee believes are primary determinants of earnings growth.
     A maximum bonus compensation of 45% of salary was established, with 15% (Base) of the bonus contingent upon the Company making its Earnings Per Share (“EPS”) corporate goal for the prior year. The Target component of 35% of salary is contingent upon the Company making its EPS corporate goal and achievement of the employee’s individual or department goals. Should the Company fail to achieve its EPS corporate goal, all other components of the bonus would be in jeopardy. For 2006, the Compensation Committee adjusted the EPS requirement due to a one-time restructuring effect and strong operating performance in the fourth quarter. Participants achieving their stated personal goals were awarded some portion of the bonus, but none were higher than 40%. Non-performance of personal goals resulted in no bonus awarded.
     The Company’s Merchandising Division management bonus compensation is based on specific product departmental profit and inventory turn goals.
     The Compensation Committee believes that targeted awards for executive officers of Fred’s under these plans are consistent with targeted awards of other retailing companies of similar size and complexity to Fred’s. Specified awards were recommended by the Chief Executive Officer for the other Named Executive Officers of Fred’s for fiscal 2006, based upon the Company’s performance, and the Committee considered these recommendations in making its determination.
     In general, the Committee believes that incentive non-equity compensation should make up approximately 25% to 35% of the compensation package for its executives.
2002 Long Term Incentive Plan
     Stock Options. The Committee strongly believes, that by providing those persons who have substantial responsibility for the management and growth of Fred’s with an opportunity to increase their ownership of Common Stock, the interests of shareholders and executives will be closely aligned. Therefore, executives and certain other senior employees are eligible to participate and receive stock options.

     Annually, the Plan participants receive an option grant which is contingent upon achieving the EPS corporate goal, which gives them the right to purchase shares of Common Stock in the future at a specified price. The awarding of the options to the executive group is tied to the Board meeting closest to the beginning of the fiscal year so as to provide ample time for performance of stated targets and goals. New hire and promotion grants are made as of the effective date of the employment/promotion date. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.
     Since 2005, the Company has tied the stock option grants to the Company’s performance for the respective fiscal year. After achieving the operating profit goal, the stock options then commence vesting on a specified schedule over time. Vesting is intended to not only retain the employee, but provide an incentive to continually improve the profitability of the Company.
     The EPS corporate goal for the 2006 Stakeholder Grant was not achieved, but the Compensation Committee waived the requirement due to the extraordinary effort and achievement in the fourth quarter of 2006. An annual grant for 2007, was not approved.
     Restricted Stock. Restricted stock is granted as a component of some executive employment arrangements as well as special purpose incentives. The most recent special purpose incentive granted on January 18, 2005, has a ten-year restriction period but allows accelerated vesting if the Operating Profit Margin reaches a specified goal.
     In general, the Committee believes that the 2002 Long Term Incentive Plan compensation should make up approximately 10% to 15% of the compensation package for its executives.
Other Compensation
     Guaranteed bonus. Certain positions, particularly newly hired, may be provided with a guaranteed bonus equal to 20% of the employee’s annual compensation upon their annual review.
Director Compensation
Base Salary
     Non-employee Directors of Fred’s are paid for their services as such $22,260 per year plus reasonable expenses for meeting attendance. Also, the non-employee Directors are paid an additional amount for their service on the Audit, Compensation and Nominating and Governance committees.
2002 Long Term Incentive Plan
     Annually, the Directors are awarded a non qualified stock option grant of 3,000 shares of immediately vested stock with a five year expiration.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee which is currently comprised of B. Mary McNabb, Chairman of the Committee, John R. Eisenman, Thomas H. Tashjian, and Roger T. Knox. Other than Gerald E. Thompson, who left the Compensation Committee on September 6, 2006, none of the members of the Compensation Committee has at any time during the past year been one of our officers or employees. Mr. Thompson resigned as a member of the Compensation Committee on September 6, 2006, when he was hired as Executive Vice President and Chief Operating Officer of the Company. Furthermore, no member of the Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K. Finally, no executive officer of the Company served during 2006 as a director or a member of a compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

B. Mary McNabb, Compensation Committee Chairperson
John R. Eisenman
Thomas H. Tashjian
Roger T. Knox
Michael T. McMillan
Summary Compensation Table
     The following Summary Compensation Table sets forth the compensation earned by or paid to the Named Executive Officers for services rendered to us during the fiscal year ended February 3, 2007.

							Change in
							Pension Value
							and Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name & Principle Position	Year	$	$ (1)	$ (2)	$ (3)	$ (4)	$	$ (5)	Total
Michael J. Hayes Chairman & Chief Executive Officer	2006	$224,231			$44,590	$75,000		$12,927	$356,748
Jerry A. Shore Executive Vice President & Chief Financial Officer	2006	$192,885		$16,286	$55,370	$50,000		$1,142	$315,683
John D. Reier President	2006	$254,808		$22,890	$120,504	$50,000		$1,443	$449,645
James R. Fennema Executive Vice President & General Merchandise Manager	2006	$190,384		$40,571	$54,082	$28,800		$1,050	$314,887
Dennis K. Curtis Executive Vice President - Store Operations	2006	$163,433		$15,255	$41,460	$45,917		$2,317	$268,381

(1)	Pursuant to SEC reporting requirements, the Named Executive Officers did not receive payments that would be classified as “bonus” payments for the fiscal year ended February 3, 2007.

(2)	Amount expensed in fiscal 2006 pursuant to FAS 123(R) for restricted stock awarded in 2006 and prior years. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 7 – Equity Incentive Plans to our consolidated financial statements for a discussion of our accounting for restricted stock.

(3)	Amount expensed in fiscal 2006 pursuant to FAS 123(R) for stock options awarded in 2006 and prior years. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. Stock option values are based on the Black-Scholes Option Valuation Model. See the Critical Accounting Policies – Stock-Based Compensation section of the MD&A in our Form 10-K for the year ended February 3, 2007, regarding the assumptions underlying the valuation of stock option awards.

(4)	The amounts in this column reflect cash bonuses earned for fiscal 2006 performance pursuant to the Corporate Cash Incentive Plan (CCIP) and were paid on April 20, 2007.

(5)	The amounts reported include the following:
•	Matching contributions to the Fred’s 401(k) plan, which all participating employees receive.

•	Dividends paid on restricted stock awards that have not vested.

•	Perquisites, which include personal use of Company car, airline tickets for non-business commuting, repair and maintenance costs on personal car and medical insurance premium payments. Aside from personal use of Company car for Mr. Curtis, all other perquisites relate to Mr. Hayes, none of which exceed $10,000 individually.

Grants of Plan-Based Awards
     The following table presents information with respect to the grants of plan-based awards made by the Company to each of its Named Executive Officers during the fiscal year ended February 3, 2007.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
									Number of	Number of	or Base	Value of
									Shares of	Securities	Price of	Stock and
			Estimated Future Payouts Under			Estimated Future Payouts			Stock or	Underlying	Option	Option
	Grant	Award	Non-Equity Incentive Plan			Under Equity Incentive Plan			Units	Options	Awards	Awards
Name	Date	Type	Awards (1)			Awards (2)			(#)	(#)	($/Sh) (4)	$ (5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			$	$	$	# (3)	#	# (3)
Michael J. Hayes	3/21/2006	Stock Options	37,500	87,500	112,500		18,720				$13.25	$112,694

Jerry A. Shore	3/21/2006	Stock Options	28,875	67,375	86,625		8,500				$13.25	$51,170

John D. Reier	3/21/2006	Stock Options	37,500	87,500	112,500		17,420				$13.25	$104,868

James R. Fennema	3/21/2006	Stock Options	28,800	67,200	86,400		7,800				$13.25	$46,956

Dennis K. Curtis	3/21/2006	Stock Options	25,350	59,150	76,150		7,800				$13.25	$46,956

(1)	Awards represent potential payouts under the CCIP for fiscal 2006. Payments are based on a combination of the Company achieving specified EPS and Individuals achieving specific goals. The actual amounts earned for fiscal 2006 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)	The amounts represent stock options granted under our 2002 Long-Term Incentive Plan. These are performance based awards and require that the Company meet or exceed its 2006 financial plan. They become null and void in the event the plan is not achieved unless otherwise agreed to by the Board of Directors, in its sole discretion. The Company did not meet its 2006 financial plan, however the Board decided against rescinding the grant in lieu of granting additional shares for fiscal 2007. The options vest in equal installments on the first, second, third, fourth and fifth anniversaries of the grant date. The options expire seven years from the date of grant.

(3)	A threshold and maximum payout level for performance stock option awards is not meaningful. The number of shares that can be earned is either 100% or 0% of the target amount depending on whether or not the 2006 financial plan is met.

(4)	The exercise price for all options is set as the closing price of the Company’s common stock on the date of grant.

(5)	These amounts represent the full grant date fair value of each performance based stock option award ($6.02 per option), as computed in accordance with FAS 123(R).

Outstanding Equity Awards at 2006 Fiscal Year-End
     The following table reflects stock option and restricted stock awards granted to the Named Executive Officers under the Company’s 2002 Long-Term Incentive Plan that were outstanding as of February 3, 2007.

	Option Awards						Stock Awards
										Equity Incentive
			Equity							Plan Awards:
			Incentive						Equity Incentive	Market or
			Plan Awards:						Plan Awards:	Payout Value
	Number of	Number of	Number of				Number of	Market	Number of	of Unearned
	Securities	Securities	Securities				Shares or	Value of	Unearned Shares,	Shares, Units
	Underlying	Underlying	Underlying				Units of	Shares or	Units or	or Other
	Unexercised	Unexercised	Unexercised	Option			Stock That	Units that	Other rights	Rights That
	Options	Options	Unearned	Exercise	Option		Have Not	Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration		Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date		(#)	($)	(#) (7)	($)
Michael J. Hayes	14,000			$14.60	9/8/2011	(3)
			18,720	$13.25	3/21/2013	(4)
Jerry A. Shore	6,480	15,120		$17.67	9/11/2010	(1)
	1,620	3,780		$20.60	9/19/2010	(2)
	1,200	4,800		$14.60	9/8/2011	(3)
			8,500	$13.25	3/21/2013	(4)
									10,000	$142,500
John D. Reier	14,400	33,600		$17.67	9/11/2010	(1)
	3,600	8,400		$20.60	9/19/2010	(2)
	2,800	11,200		$14.60	9/8/2011	(3)
			17,420	$13.25	3/21/2013	(4)
									15,000	$213,750
James R. Fennema		20,000		$16.90	12/13/2009	(6)
			7,800	$13.25	3/21/2013	(4)
							7,500	$106,875 (5)	10,000	$142,500
Dennis K. Curtis	2,160	5,040		$17.67	9/11/2010	(1)
	2,340	5,460		$20.60	9/19/2010	(2)
	1,000	4,000		$14.60	9/8/2011	(3)
			7,800	$13.25	3/21/2013	(4)
									10,000	$142,500

(1)	Award was granted on March 11, 2003, and vests 10% on August 20, 2004 and 10% each year thereafter until August 20, 2008, when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years that the Company meets an operating income margin of 5% or greater.

(2)	Award was granted on May 19, 2003, and vests 10% on August 20, 2004, and 10% each year thereafter until August 20, 2008 when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater.

(3)	Award was approved on August 23, 2004, with a grant date of September 8, 2004, and vests 10% on the first, second, third and fourth anniversary of the date of grant with the residual vesting on the fifth anniversary. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater.

(4)	Award was granted on March 21, 2006, and vests 20% on each anniversary of the grant date. This award is performance based. See footnote 2 in the Grants of Plan-Based awards table for details.

(5)	This award was granted December 13, 2004, and cliff vests on the fifth anniversary of the grant date.

(6)	Award was granted on December 13, 2004, and vests 10% on December 13, 2005, and 10% each year thereafter until December 13, 2009, when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater

(7)	These awards are performance and/or service based restricted stock granted on January 18, 2005. They vest 35% for each year that the Company achieves a 5% or better operating income margin. The remaining 65%, or amount to get to 100%, vests if the Company achieves a 5% or better operating income margin in any two consecutive years. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
Option Exercises and Stock Vested
     The following table reflects options exercised and restricted stock that vested during the fiscal year ended February 3, 2007, with respect to each of the Named Executive Officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Michael J. Hayes	—	—	—	—

Jerry A. Shore	—	—	5,625	$74,700

John D. Reier	—	—	—	—

James R. Fennema	—	—	—	—

Dennis K. Curtis	—	—	—	—
Director Compensation
     We pay three primary components of compensation to our non-management directors: a cash retainer, committee chair or member fee and stock options. Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their services in their capacity as a director. The following table sets forth the types and amounts of compensation paid to our directors:

Annual Retainer
Standard	$22,260

Committee Chair Fees
Audit	$4,000
Nominating and Governance	$3,000
Compensation	$1,500

Committee Member Fees
Audit	$2,400
Nominating and Governance	$1,500
Compensation	$750

Annual Stock Option Grant (1)	3,000 Shares

(1)	Stock options granted to directors in fiscal 2006 have a five-year term and vest fully on grant date.
     Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service.

     The following table sets forth the compensation paid to directors during the fiscal year ended February 3, 2007.

				Change in
				Pension Value
				and Non-Qualified
				Deferred
	Fees earned or	Stock	Option	Compensation
	Paid in Cash	Awards	Awards	Earnings
Name	$	$	$ (1)	$	Total
John R. Eisenman	$29,260	—	$18,060	—	$47,320
Roger T. Knox	$28,410	—	$18,060	—	$46,470
Thomas H. Tashjian	$29,910	—	$18,060	—	$47,970
B. Mary McNabb	$27,660	—	$18,060	—	$45,720
Gerald Thompson (2)	$18,890	—	$18,060	—	$36,950

(1)	This represents the full grant date fair value ($6.02 per option) of the 2006 option awards to non-employee directors as the options were fully vested on the date of grant. Stock option values are based on the Black-Scholes Option Valuation Model. See the Critical Accounting Policies – Stock-Based Compensation section of the MD&A in our Form 10-K for the year ended February 3, 2007, regarding the assumptions underlying the valuation of stock option awards. The following chart sets forth outstanding stock options at fiscal year end held by non-management directors; all option awards outstanding are vested.

Stock
Name	Options
John R. Eisenman	16,500
Roger T. Knox	16,500
Thomas H. Tashjian	16,500
B. Mary McNabb	6,000
Gerald Thompson	6,000
(2)	Mr. Thompson became employed as Executive Vice President and Chief Operating Officer (COO) of the Company on September 6, 2006. Mr. Thompson continued to serve on the board until fiscal year end, but was not compensated for his services as a director during that time. Mr. Thompson was awarded stock option and restricted stock awards when hired as the COO. These awards plus salary earned as the COO have been excluded from the director compensation disclosure as they do not relate to Mr. Thompson’s role as a director.
Potential Post Employment Payments or Benefits
     This section explains the payments and benefits to which the Named Executive Officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our Named Executive Officers are currently employed by the Company. For purposes of this explanation, we have assumed that termination of employment occurred on February 3, 2007, the last day of our 2006 fiscal year.
     The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by a termination of employment. This section does not cover all amounts the Named Executive Officers would receive following termination. Specifically, the Named Executive Officers are entitled to retain their vested stock option awards, and if they meet specified minimum age at the time of termination, the unvested portion of certain stock option awards are not forfeited, and vesting will continue according to the original schedule. The minimum age is 65 and only Mr. Hayes and Mr. Reier have reached the minimum age as of 2006 fiscal year end.

     The following table provides for a range of potential separation events for each of the Named Executive Officers, calculated as if the separation event occurred on February 3, 2007. The actual amounts to be paid can only be determined at the time of the actual event.

		Involuntary
	Change in	(Not for Cause)
	Control	Termination	Retirement	Death
Name	($) (1)	($) (2)	($) (3)	($)
Michael J. Hayes
Salary (4)		$966,000
Stock Options (5)				$18,720
Health Benefits (6)

Totals	$0	$966,000	$0	$18,720
Jerry A. Shore
Salary		$0
Stock Options (5)				$8,500
Health Benefits (6)

Totals	$0	$0	$0	$8,500
John D. Reier
Salary (7)		$250,000
Stock Options (5)				$17,420
Health Benefits (8)		$65,286

Totals	$0	$315,286	$0	$17,420
James R. Fennema
Salary		$0
Stock Options (5)				$7,800
Health Benefits

Totals	$0	$0	$0	$7,800
Dennis K. Curtis
Salary		$0
Stock Options (5)				$7,800
Health Benefits

Totals	$0	$0	$0	$7,800

(1)	There is no predetermined executive severance or change in control programs applicable to our Named Executive Officers, beyond those provided generally to our employees or as provided for in the employment agreements with Mr. Hayes and Mr. Reier.

(2)	This represents the amount to be paid according to the employment agreement. See “Employment Agreements” in the Compensation Discussion and Analysis section. Termination for cause is generally defined under the employment agreements as conviction of a felony, gross negligence in the performance of employment duties, refusal to perform employment duties or a violation of the executives’ duty of loyalty to the Company.

(3)	There are no payouts for retirement, except health benefits for Mr. Hayes. Some stock option awards will continue to vest, according to the original schedule, if retirement is at age 65 or later.

(4)	Under Mr. Hayes’ employment agreement, in the event the Company terminates his employment without cause, Mr. Hayes is entitled to continuation of base pay for three years and a stipend of $6,000 per month for three years to offset office related expenses. If Mr. Hayes is terminated for cause, the above amounts are paid for only eighteen months. See “Employment Agreements” in the Compensation Discussion and Analysis section.

(5)	The amount includes the value of all unvested stock options that were in-the-money at 2006 fiscal year end (minus the aggregate stock option exercise prices) that would have had their vesting accelerated in the event of death. The closing market price of our Common Stock on February 2, 2007, the last trading day of fiscal 2006, was $14.25 per share. This amount does not reflect any equity awards that have vested or have been granted in fiscal 2007.

(6)	Under Mr. Hayes’ employment agreement, in the event, Mr. Hayes is terminated for any reason, whether by the Company or not, Mr. and Mrs. Hayes are entitled to Company paid medical and dental coverage for life. In addition, Mr. Hayes is entitled to any continuation of Company paid life insurance policies that are in force at the time of termination. Currently there is no such policy in effect. The quantification of the health benefit is very subjective and depends upon multiple variables such as the life span and overall health of Mr. and Mrs. Hayes, supplemental coverage from government agencies (i.e. Medicare) and any coverage from future employers if any. The cost of a one-year policy for medical and dental insurance, in accordance with Mr. Hayes’ employment agreement is estimated to be $22,250.

(7)	Under Mr. Reier’ employment agreement, in the event the company terminates his employment without cause, Mr. Reier is entitled to continuation of base pay for one year. See “Employment Agreements” in the Compensation Discussion and Analysis section.

(8)	Under Mr. Reier’ employment agreement, in the event the Company terminates his employment without cause, Mr. Reier is entitled to continuation of medical benefits comparable to those in place at the time of termination for a period of five years. The amount is based on COBRA payments for five years.

PROPOSAL 2 — APPROVE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     BDO Seidman, LLP audited the Company’s consolidated financial statements and internal control over financial reporting for the year ended February 3, 2007. BDO Seidman, LLP is an independent registered public accounting firm. The Board of Directors is asking the shareholders to approve the appointment of BDO Seidman, LLP as such independent registered public accounting firm for the fiscal year ending February 2, 2008. Although not required by law, NASDAQ listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of BDO Seidman, LLP to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders, including economic considerations.
     The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. BDO Seidman LLP, which has acted as independent registered public accounting firm of Fred’s since July 30, 2004, is expected to be represented at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.
Fees Paid to Independent Registered Public Accounting Firms
     The following table sets forth certain fees billed and to be billed to us by BDO Seidman, LLP in fiscal 2005 and 2006 in connection with various services provided to us throughout those fiscal years:

Service	2006 Aggregate Fees Billed	2005 Aggregate Fees Billed
Audit Fees (1)	$873,003	$883,519
Audit-Related Fees (2)	30,945	57,660
Tax Fees (3)	86,310	57,660
All Other Fees	—	—

(1)	Audit fees include fees and expenses associated with the annual audit of consolidated financial statements, reviews of quarterly financial statements, and Sarbanes-Oxley Section 404 attestation services.

(2)	Audit related fees include audits of employee benefit plans, statutory audits of a subsidiary, and consultation on accounting and reporting matters.

(3)	Tax fees represent billings for professional services for tax structuring and compliance (including federal, state, and local).
     The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after disclosure by management as to the nature of the services to be performed and projected fees. The Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.
     In fiscal 2006, all audit and permissible non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

PROPOSAL 3 — SHAREHOLDER PROPOSAL REGARDING VENDOR CODE OF CONDUCT
     This shareholder proposal is sponsored by the General Board of Pension and Health Benefits of the United Methodist Church (the “GBOPHB”). Upon oral or written request to Charles S. Vail, Esq., General Counsel, Fred’s, Inc., 4300 New Getwell Rd., Memphis, TN 38118, the Company will provide the name, address and number of voting securities held by GBOPHB. Please note that the Company is not responsible for the contents of the following GBOPHB proposal or supporting statement.
     Whereas: Reports of human rights violations in the overseas subsidiaries and suppliers of some U.S.-based corporations has increased public awareness of the problems of child labor, sweatshop conditions and the denial of basic labor rights.
     According to the 2005 10-K, our company “purchases a significant amount of goods from import vendors...”
     As investors, we believe it is prudent for our company to establish incentives to encourage its suppliers and vendors to raise labor standards. Human rights violations in the workplace can damage our company’s reputation, lead to the loss of brand value, or result in costly litigation.
     A large number of U.S. companies are purchasing goods grown or produced in countries where human rights abuses and unfair labor practices have been alleged or well documented. For example, the U.S. Department of Labor’s “2005 Findings on the Worst Forms of Child Labor” highlights persistent problems throughout the world related to labor performed by underage workers.
     Our company may be exposed to these risks by selling products assembled and manufactured in areas of the world where national policies may be weak and/or unenforced. If allegations surface concerning poor labor conditions in our company’s supply chain, it may damage our company’s corporate image and have a negative impact on shareholder value.
     A growing number of companies have adopted codes of conduct for vendors, addressing such issues as child labor, forced labor, and freedom of association (www.business-humanrights.org). Our company has not publicly disclosed any such code. We believe these codes should be based on the United Nations International Labor Organization’s (ILO) core labor standards and the United Nations Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights. (http://www1.umn.edu/humanrts/links/commentary-Aug2003.html).
     We believe that a credible code compliance program includes independent monitoring, a transparent verification process, and regular public reporting of monitoring results.
     Resolved: Shareholders request the Board of Directors to:
1.	Adopt a code of vendor conduct, based on the ILO standards.

2.	Establish an independent monitoring process that assesses adherence to these standards, and

3.	Prepare an annual report, at reasonable cost, omitting proprietary information, on adherence to the supplier code, the first such report to be completed by October 2007.
Supporting Statement
1.	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

2.	Worker representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105)

5.	There shall be no use of child labor. (ILO Convention 138 and 182)
BOARD OF DIRECTORS’ RESPONSE
     The Company’s Board of Directors does not believe that it is in the best interest of our shareholders to implement the proposal and recommends a vote “against” this proposal.
     The Company is committed to protecting the working rights and safety of the people who produce the items we sell, while recognizing and respecting the cultural and legal differences found throughout the world. To that end, we expect all our suppliers to comply with our Vendor Code of Conduct. Indeed, we have historically had occasion to terminate vendors who have not met our expectations as set forth in our Vendor Code of Conduct. However, our shareholders should recognize that implementing a program of the sort urged by the proposal has the potential to dramatically increase the Company’s costs and decrease the Company’s already slender margins by imposing an expensive monitoring and reporting regimen, lengthening our purchasing cycle as verifications of vendor compliance are obtained, eliminating our ability to make quick, opportunistic purchases of goods as they become available at distressed prices, and providing opportunities for litigation on the part of shareholders who may believe that we are not adequately complying with the proposed monitoring and reporting regimen. Moreover, notwithstanding our desire to improve the conditions affecting all persons laboring on behalf of our customers, our ability to effectively impose on vendors our expectations and to monitor and enforce compliance are limited as a practical matter. For example, there are many links in the chain of supply between our immediate vendor and the original overseas manufacturing source of the goods we sell, and our purchases also constitute a relatively small portion of the production of any single supplier.
     Nevertheless, our Vendor Code of Conduct, which is now posted on our website, already addresses the core human rights issues discussed in the proposal and sets forth our expectations related to the employment practices and working conditions of our vendors. Vendors are expected to meet certain workplace standards, including providing their workers with safe and healthy workplaces and complying with applicable laws relating to benefits, working hours and wages. Vendors are expected to not use child labor, forced labor or prison labor to produce goods for our customers. Our vendors and their factories are expected to respect the rights of their employees, including workers’ rights to exercise their lawful rights of association. Our vendors are expected to not discriminate on the basis of gender, race, color, national origin, religious or cultural beliefs.
THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

OTHER BUSINESS
     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy are authorized by you to act, and will act, in respect thereof in accordance with recommendations of management and their best judgment.
SHAREHOLDER PROPOSALS
     Shareholder proposals intended to be included in the proxy statement and presented at the 2008 Annual Meeting must be received by the Company no later than January 28, 2008, and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to Fred’s, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118.
SOLICITATION OF PROXIES AND COST THEREOF
     The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of mail systems, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.
     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED’S, INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.

By order of the Board of Directors,

Charles S. Vail
Secretary
May 31, 2007

FRED’S, INC.
Holiday Inn Express
2192 S. Highway 441
Dublin, Georgia
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS — JUNE 20, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred’s, Inc., to be held June 20, 2007, at 5:00 p.m., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:
1. Election of Directors for the term of one year.

☐ FOR all nominees listed below	☐ WITHHOLD ALL AUTHORITY *
(except as marked to the contrary below)	to vote for all nominees listed below
     *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH
     THE NOMINEE’S NAME BELOW.

Michael J. Hayes	John R. Eisenman	Roger T. Knox
John D. Reier	Thomas H. Tashjian	B. Mary McNabb
Michael T. McMillan
2. Approval of BDO Seidman, LLP as independent registered public accounting firm of the Company, as described in the Proxy Statement.
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
3. Shareholder Proposal regarding Vendor Code of Conduct, as described in the Proxy Statement.
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 AND RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.
WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.
The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

Dated: , 2007

Signature of Shareholder

Signature of Shareholder (if held jointly)
Please Date this Proxy and Sign Your Name or Names Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.